EXHIBIT 10.50

Änderung zum Vorstandsanstellungsvertrag	Amendment to Management Board Member’s Service Agreement
Zwischen

der Diebold Nixdorf AG, Heinz-Nixdorf-Ring 1, 33106 Paderborn, vertreten durch den Aufsichtsrat, dieser vertreten durch seinen Vorsitzenden Herrn Dr. Alexander Dibelius

- im Folgenden „Gesellschaft“ genannt -
und

Herrn Dr. Ulrich Näher, wohnhaft Brunhildenstr. 8, 80639 München

Between

Diebold Nixdorf AG, Heinz-Nixdorf-Ring 1, 33106 Paderborn, represented by the supervisory board, in turn represented by its chairman, Dr. Alexander Dibelius

- hereinafter referred to as “Company” -
and

Dr. Ulrich Näher, residing in Brunhildenstr. 8, 80639 München

Präambel	Preamble
Herr Dr. Ulrich Näher ist durch Beschluss des Aufsichtsrats der Diebold Nixdorf AG vom 03.03.2016 für die Zeit vom 01.03.2016 bis zum 28.02.2019 zum ordentlichen Mitglied des Vorstandes der Gesellschaft bestellt worden. Die Gesellschaft und Herr Dr. Näher haben einen Vorstandsanstellungsvertrag am 04.03.2016 abgeschlossen.

Durch Beschluss des Aufsichtsrats vom 20.12.2017 wird der § 4 (2) des Vorstandsanstellungsvertrages wie folgt ergänzt:

Die Gesellschaft erstattet Herrn Dr. Näher Steuerberatungskosten gegen Beleg in Höhe von USD 10.000 brutto pro Jahr.

By resolution of the Supervisory Board of Diebold Nixdorf AG dated March 3, 2016, Dr. Ulrich Näher was appointed as regular member of the Management Board (Vorstand) of the Company for a term commencing on March 1, 2016 and ending on February 28, 2019. On March 4, 2016, the Company and Dr. Näher entered into a Management Board Member’s Service Agreement.

§ 4 (2) of the Management Board Member’s Service Agreement will be amended as follows:

The Company will reimburse Dr. Näher’s tax advisory expenses (financial planning) against receipt up to USD 10,000 gross per annum.

Paderborn, den / this ____________ 2017	Paderborn, den / this ____________ 2017

__________________________________ Vorsitzender des Aufsichtsrates der / chairman of the supervisory board of Diebold Nixdorf AG	__________________________________ Dr. Ulrich Näher